Exhibit 99.1
For Immediate Release
ORIGIN BANCORP, INC. REPORTS EARNINGS FOR SECOND QUARTER 2026
RUSTON, Louisiana (July 22, 2026) - Origin Bancorp, Inc. (NYSE: OBK) (“Origin,” “we,” “our” or the “Company”), the holding company for Origin Bank (the “Bank”), today announced net income of $33.8 million, or $1.09 diluted earnings per share (“EPS”) for the quarter ended June 30, 2026, compared to net income of $27.7 million, or $0.89 diluted EPS, for the quarter ended March 31, 2026. Pre-tax, pre-provision (“PTPP”)(1) earnings were $43.2 million for the quarter ended June 30, 2026, compared to $40.2 million for the linked quarter.
“This quarter’s results represent another meaningful step forward in the journey we began with Optimize Origin a year and a half ago,” said Drake Mills, chairman, president and CEO of Origin Bancorp, Inc. “As we move through the remainder of 2026, our objectives remain clear. We will continue to execute on Optimize Origin, invest strategically across our footprint, attract exceptional talent, and appropriately deploy excess capital.”

(1) PTPP earnings is a non-GAAP financial measure, please see the last few pages of this document for a reconciliation of this alternative financial measure to its most directly comparable GAAP measure.

Optimize Origin
•In January 2025, we announced our Optimize Origin initiative to drive elite financial performance and enhance our award-winning culture, and it continues to be an important part of our corporate DNA.
•Built on three primary pillars:
◦Productivity, Delivery & Efficiency
◦Balance Sheet Optimization
◦Culture & Employee Engagement
•As announced in our Fourth Quarter and Full Year 2025 Earnings Release, our near term ROAA run rate target is 1.15% or higher by 4Q26, as we continue towards our ultimate top quartile ROAA target.

Financial Highlights
•The Company delivered strong performance, and in some cases, record performance across numerous key financial metrics including, but not limited to, net income, net interest income, fully tax-equivalent net interest margin (“NIM-FTE”), annualized ROAA, annualized ROAE, and book value per common share.
•Net income was $33.8 million for the quarter ended June 30, 2026, reflecting an increase of $6.2 million, or 22.2%, compared to the linked quarter.
•Our NIM-FTE increased 21 basis points to 3.92% for the quarter ended June 30, 2026, compared to the quarter ended March 31, 2026. Our net interest spread increased to 3.07%, or 18 basis points, compared to the linked quarter.
•Annualized ROAA was 1.35% for the quarter ended June 30, 2026, reflecting an increase of 24 basis points, compared to the quarter ended March 31, 2026.
•Total loans held for investment (“LHFI”) were $8.07 billion at June 30, 2026, reflecting an increase of $209.4 million, or 2.7%, compared to March 31, 2026. LHFI, excluding mortgage warehouse lines of credit, were $7.48 billion at June 30, 2026, reflecting an increase of $141.9 million, or 1.9%, compared to March 31, 2026.

•During the quarter ended June 30, 2026, we repurchased 217,034 shares of our common stock at an average price of $46.60 per share, including commissions and applicable excise taxes. Also, in July 2026, our board of directors approved a $100 million increase in repurchase authority under our current stock repurchase program, which expires in July 2028. As of the date of this release, $121.6 million remains available for share repurchases under the stock repurchase program.
•During April 2026, our board approved an increase in our quarterly dividend from $0.15 to $0.25 per share, a 67% increase, reflecting balance sheet strength and earnings durability.
Results of Operations for the Quarter Ended June 30, 2026
Net Interest Income and Net Interest Margin
Net interest income for the quarter ended June 30, 2026, was $92.2 million, an increase of $5.0 million, or 5.7%, compared to the quarter ended March 31, 2026. The expansion in net interest income was primarily driven by a $4.4 million increase in interest income and a $529,000 decrease in interest expense.
The $4.4 million increase in interest income was primarily due to a $7.7 million increase in interest income on loans held for investment, partially offset by a $3.6 million decrease in interest income on interest-earning balances due from banks. The increase in interest income on loans held for investment was mainly driven by higher average loan balances, which contributed $5.1 million of the increase. An additional $1.3 million resulted from one additional calendar day during the current quarter, while the remaining $1.3 million was attributable to higher loan yields. The decrease in interest income on interest-earning balances due from banks was primarily driven by lower average balances, which decreased to $309.5 million, from $714.0 million for the quarter ended March 31, 2026.
The $529,000 decrease in interest expense was primarily attributable to a $1.7 million decrease in interest expense on interest-bearing deposits, partially offset by a $1.2 million increase in interest expense on FHLB advances and other borrowings. The decrease in interest expense on interest-bearing deposits was primarily driven by lower average balances, which reduced interest expense on interest-bearing demand deposits by $1.0 million. Lower average balances and rates on time deposits decreased interest expense by $634,000. The increase in interest expense on FHLB and other borrowings was mainly attributable to higher average borrowing balances, which increased interest expense by approximately $841,000.
The Federal Reserve Board sets various benchmark rates, including the federal funds rate, and thereby influences the general market rates of interest, including loan and deposit rates offered by financial institutions. On October 29, 2025, and December 10, 2025, the Federal Reserve Board reduced the federal funds target rate range by 25 basis points each, to a range of 3.50% to 3.75%, and has maintained that target rate range.
Our NIM-FTE was 3.92% for the quarter ended June 30, 2026, up 21 basis points from the linked quarter and 31 basis points from the quarter ended June 30, 2025. The yield earned on interest-earning assets was 5.74%, representing an 18-basis-point increase and a 13-basis-point decrease compared to the linked quarter and the quarter ended June 30, 2025, respectively. The average rate paid on total interest-bearing liabilities was 2.67%, unchanged from the linked quarter and down 58 basis points compared to the quarter ended June 30, 2025.

Credit Quality
The table below includes key credit quality information:

	At and For the Three Months Ended			Change	% Change
(Dollars in thousands, unaudited)	June 30, 2026	March 31, 2026	June 30, 2025	Linked Quarter	Linked Quarter
Past due 30 to 89 days and still accruing	$5,203	$17,624	$12,495	$(12,421)	(70.5)%
Allowance for loan credit losses (“ALCL”)	98,188	99,015	92,426	(827)	(0.8)
Total nonperforming LHFI	78,522	87,266	85,315	(8,744)	(10.0)
Provision for credit losses	65	4,965	2,862	(4,900)	(98.7)
Net charge-offs	454	2,777	2,300	(2,323)	(83.7)
Credit quality ratios(1):
ALCL to nonperforming LHFI	125.05%	113.46%	108.33%	11.59%	N/A
ALCL to total LHFI	1.22	1.26	1.20	(0.04)	N/A
ALCL to total LHFI, adjusted(2)	1.30	1.34	1.29	(0.04)	N/A
Nonperforming LHFI to LHFI	0.97	1.11	1.11	(0.14)	N/A
Net charge-offs to total average LHFI (annualized)	0.02	0.15	0.12	(0.13)	N/A
___________________________
N/A = Not applicable.
(1)Please see the Loan Data schedule at the back of this document for additional information.
(2)The ALCL to total LHFI, adjusted, is calculated by excluding the ALCL for mortgage warehouse lines of credit loans from the total LHFI ALCL in the numerator and excluding the mortgage warehouse lines of credit loans from the LHFI in the denominator. Due to their low-risk profile, mortgage warehouse lines of credit loans require a disproportionately low allocation of the ALCL.
Our results included a total provision for credit losses of $65,000 during the quarter ended June 30, 2026, compared to $5.0 million for the linked quarter, which includes the provision for loan credit losses, the off-balance sheet commitment credit losses and any provision for security credit losses. The decrease was primarily the result of reduced risk embedded in our loan portfolio at June 30, 2026, resulting in a net benefit provision for loan credit losses of $373,000 compared to a provision expense of $5.0 million during the linked quarter and lower net charge-offs during the current quarter. For the current quarter, we recorded reserves of $5.5 million related to new loan production which was primarily offset by $4.5 million and $1.6 million in reserve releases related to net credit migration and the reduction in historical loss factors within the CECL model, respectively. Net credit migration reflects the combined impact of loan risk rating changes, specific reserve adjustments, and loan balance movements, such as loan balance changes and payoffs.
The ALCL totaled $98.2 million at June 30, 2026, an $827,000 decrease compared to the ALCL as of March 31, 2026, and was 1.22% as a percentage of LHFI at June 30, 2026, compared to 1.26% at March 31, 2026.
Past due 30 to 89 days and still accruing decreased $12.4 million to $5.2 million at June 30, 2026, when compared to March 31, 2026, and represented 0.06% of total LHFI, compared to 0.22% as of March 31, 2026. The decrease of 30 to 89 days and still accruing past dues was primarily driven by the decreases of $7.6 million and $3.1 million in the single-family residential real estate and commercial real estate sectors, respectively.
Total nonperforming LHFI decreased $8.7 million at June 30, 2026, when compared to March 31, 2026. The decrease in nonperforming LHFI was driven by decreases in the sectors of commercial real estate, construction/land/land development and single-family residential real estate offset by an increase in commercial and industrial nonperforming LHFI.
Net charge-offs were $454,000 for the quarter ended June 30, 2026, reflecting a decrease of $2.3 million compared to the quarter ended March 31, 2026. The decrease was primarily due to a decrease of $1.5 million in charge-offs and an increase of $856,000 in recoveries, both the result of charge-offs/recoveries in commercial and industrial loans.
Noninterest Income
Noninterest income for the quarter ended June 30, 2026, was $15.4 million, a decrease of $1.4 million from the linked quarter, primarily driven by a decrease of $2.7 million in insurance commission and fee income, which was partially offset by a $905,000 decrease in equity method investment losses.
The $2.7 million decrease in insurance commission and fee income was primarily driven by seasonality in renewals and contingency fee income recognized in the first quarter.

The $905,000 decrease in equity method investment loss was primarily driven by downward adjustments in two limited partnership investments during the linked quarter, compared to smaller downward adjustments of $1.3 million in limited partnership investments recorded during the current quarter. Of the $1.3 million total downward adjustments during the quarter ended June 30, 2026, $985,000 was from one limited partnership investment. Argent investment income declined $1.1 million compared to the linked quarter.
The components of equity method investment (loss) income are as follows:

	At and For the Three Months Ended			$ Change	% Change
(Dollars in thousands, unaudited)	June 30, 2026	March 31, 2026	June 30, 2025	Linked Quarter	Linked Quarter
Argent investment income	$668	$1,754	$—	$(1,086)	(61.9)%
Limited partnership investment loss	(1,280)	(3,271)	(1,909)	1,991	60.9
Total equity method investment loss	$(612)	$(1,517)	$(1,909)	$905	59.7%
Noninterest Expense
Noninterest expense for the quarter ended June 30, 2026, was $64.4 million, an increase of $615,000, or 1.0% from the linked quarter. The increase was primarily due to an increase of $2.0 million in salaries and employee benefits expense, which was offset by decreases of $840,000 and $625,000 in professional services and other expense, respectively.
The $2.0 million increase in salaries and employee benefits was primarily attributed to an increase of $1.6 million in medical insurance expense, primarily due to favorable adjustments to prior estimates recognized during the linked quarter. Additionally contributing to the increase was a $549,000 increase in incentive compensation, including stock-based incentive compensation. These increases were slightly offset by a decrease of $416,000 primarily due to lower insurance commissions as a result of the seasonal decrease in revenue mentioned above.

The $840,000 decrease in professional services was primarily due to a decrease of $478,000 in expense related to the questioned banker activity previously disclosed. Also contributing to the decrease was a $280,000 decrease in consultant fees related to contract renegotiations that occurred during the linked period. Those negotiations, driven by our Optimize Origin initiative, resulted in meaningful reductions in electronic banking and data processing expenses during the current quarter.
The $625,000 decrease in other expense was primarily due to a $389,000 release of litigation reserve during the quarter ended June 30, 2026.
Financial Condition
Loans
•Total LHFI at June 30, 2026, were $8.07 billion, an increase of $209.4 million, or 2.7%, from $7.86 billion at March 31, 2026, and an increase of $389.1 million, or 5.1%, compared to June 30, 2025.
•Excluding mortgage warehouse lines of credit, LHFI increased $141.9 million, or 1.9%, from March 31, 2026. The increase was primarily driven by increases of $72.0 million, $57.3 million and $49.1 million in non-owner-occupied commercial real estate, construction/land/land development and owner-occupied commercial real estate loans, respectively. These increases were partially offset by a decrease of $31.5 million in commercial and industrial loans.
•Mortgage warehouse lines of credit at June 30, 2026, were $589.7 million, an increase of $67.4 million, or 12.9%, from $522.3 million at March 31, 2026, and an increase of $15.0 million, or 2.6%, compared to June 30, 2025.
Securities
•Total securities at June 30, 2026, were $1.16 billion, a decrease of $9.5 million, or 0.8%, from $1.17 billion at March 31, 2026, and an increase of $14.6 million, or 1.3%, compared to June 30, 2025.
•Accumulated other comprehensive loss, net of taxes, primarily associated with unrealized losses within the available for sale portfolio, was $60.8 million at both June 30, 2026 and March 31, 2026, and decreased $12.7 million, or 17.3%, from June 30, 2025.
•The weighted average effective duration for the total securities portfolio was 4.08 years as of June 30, 2026, compared to 4.14 years as of March 31, 2026.

Deposits
•Total deposits at June 30, 2026, were $8.70 billion, a decrease of $53.0 million, or 0.6%, compared to March 31, 2026, and an increase of $580.2 million, or 7.1%, from June 30, 2025. The decrease was primarily due to a $270.2 million decrease in public funds due to seasonality. Also contributing were decreases of $79.7 million and $59.7 million in other and consumer deposits, respectively. Offsetting these decreases was an increase of $356.7 million in business deposits.
•At June 30, 2026, and March 31, 2026, noninterest-bearing deposits as a percentage of total deposits were 26.0% and 23.6%, respectively. At June 30, 2025, noninterest-bearing deposits as a percentage of total deposits were 22.7%.
Borrowings
•FHLB advances and other borrowings at June 30, 2026, were $136.9 million, an increase of $124.3 million from $12.6 million at March 31, 2026, and an increase of $9.0 million, or 7.1% from June 30, 2025. The increase in the current quarter compared to the linked quarter is primarily due to an increase in FHLB short-term borrowings of $125.0 million used primarily to meet seasonal liquidity needs.
•Average FHLB advances were $140.9 million for the quarter ended June 30, 2026, an increase of $124.5 million from $16.4 million for the quarter ended March 31, 2026, and an increase of $28.9 million from June 30, 2025.
Subordinate debentures
•Total subordinated debentures at June 30, 2026, were $16.6 million, a decrease of $73.1 million, or 81.5%, compared to June 30, 2025, due to the redemption of $74.0 million in subordinated debentures during the quarter ended December 31, 2025, in conjunction with our Optimize Origin initiative.
Capital
•Total stockholders’ equity at June 30, 2026, was $1.28 billion, an increase of $20.8 million, or 1.6%, compared to March 31, 2026, and an increase of $75.3 million, or 6.2%, from June 30, 2025.
•Uses of regulatory capital since the beginning of 2025 consist of the following:
◦Repurchased 833,539 shares of our common stock at an average price of $39.29 per share, for a total of $32.7 million, including commissions and applicable excise taxes. Also, in July 2026, our board of directors approved a $100 million increase in repurchase authority under our current stock repurchase program, which expires in July 2028. As of the date of this release, $121.6 million remains available for share repurchases under the stock repurchase program.
◦Redeemed $143.6 million of subordinated debentures, including the amortization of the original issue discount and fair value mark.
◦Declared $31.6 million in dividends to our stockholders, excluding dividends declared in July 2026.
Conference Call
Origin will hold a conference call to discuss its second quarter 2026 results on Thursday, July 23, 2026, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). To participate in the live conference call, please dial +1 (929) 272-1574 (U.S. Local / International 1); +1 (857) 999-3259 (U.S. Local / International 2); +1 (888) 700-7550 (U.S. Toll Free), enter Conference ID: 75275 and request to be joined into the Origin Bancorp, Inc. (OBK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the Investor Relations, News & Events, Events & Presentations link or directly by visiting https://dealroadshow.com/e/ORIGIN2Q26.
If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.
About Origin
Origin Bancorp, Inc. is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912 in Choudrant, Louisiana. Deeply rooted in Origin’s history is a culture committed to providing personalized relationship banking to businesses, municipalities, and personal clients to enrich the lives of the people in the communities it serves. Origin provides a broad range of financial services and currently operates more than 57 locations in Dallas/Fort Worth, East Texas, Houston, North Louisiana, Mississippi, Alabama and the Florida Panhandle. In addition, Origin provides a broad range of insurance agency products and services through its wholly owned insurance agency subsidiary, Forth Insurance, LLC. For more information, visit www.origin.bank and www.forthinsurance.com.

Non-GAAP Financial Measures
Origin reports its results in accordance with generally accepted accounting principles in the United States of America ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures may provide meaningful information to investors that is useful in understanding Origin's results of operations and underlying trends in its business. These non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this release: PTPP earnings, PTPP ROAA, tangible book value per common share, and ROATCE.
Please see the last few pages of this release for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin Bancorp, Inc’s (“Origin”, “we”, “our” or the “Company”) future financial performance, business and growth strategies, projected plans and objectives, and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including changes to interest rates by the Federal Reserve and the resulting impact on Origin’s results of operations, estimated forbearance amounts and expectations regarding the Company’s liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin’s control. Statements or statistics preceded by, followed by or that otherwise include the words “assumes,” “anticipates,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” and “would” and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect Origin’s future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: (1) the impact of current and future economic conditions generally and in the financial services industry, nationally and within Origin’s primary market areas, including the impact of tariffs, as well as the financial stress on borrowers and changes to customer and client behavior as a result of the foregoing; (2) changes in benchmark interest rates and the resulting impacts on net interest income; (3) deterioration of Origin’s asset quality; (4) factors that can impact the performance of Origin’s loan portfolio, including real estate values and liquidity in Origin’s primary market areas; (5) the financial health of Origin’s commercial borrowers and the success of construction projects that Origin finances; (6) changes in the value of collateral securing Origin’s loans; (7) the impact of generative artificial intelligence; (8) Origin’s ability to anticipate interest rate changes and manage interest rate risk; (9) the impact of heightened regulatory requirements, reduced debit interchange and overdraft income and the possibility of facing related adverse business consequences if our total assets grow in excess of $10 billion as of December 31 of any calendar year; (10) the effectiveness of Origin’s risk management framework and quantitative models; (11) Origin’s inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin’s common stockholders, repurchase Origin’s shares of common stock and satisfy obligations as they become due; (12) the impact of labor pressures; (13) changes in Origin’s operation or expansion strategy or Origin’s ability to prudently manage its growth and execute its strategy; (14) changes in management personnel; (15) Origin’s ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; (16) increasing costs as Origin grows deposits; (17) operational risks associated with Origin’s business; (18) significant turbulence or a disruption in the capital or financial markets and the effect of market disruption and interest rate volatility on our investment securities; (19) increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; (20) compliance with governmental and regulatory requirements and changes in laws, rules, regulations, interpretations or policies relating to financial institutions; (21) periodic changes to the extensive body of accounting rules and best practices; (22) further government intervention in the U.S. financial system; (23) a deterioration of the credit rating for U.S. long-term sovereign debt; (24) Origin’s ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; (25) natural disasters and other adverse weather events, pandemics, acts of terrorism, war, and other matters beyond Origin’s control; (26) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (27) fraud or misconduct by internal or external actors (including Origin employees); (28) cybersecurity threats or security breaches and the cost of defending against them; (29) Origin’s ability to maintain adequate internal controls over financial and non-financial reporting; and (30) potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Origin’s most recent and future Annual Reports on Form 10-K filed with the Securities and Exchange Commission and any updates to those sections set forth in Origin’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin’s underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin’s behalf may issue. Annualized, pro forma, adjusted, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.
This press release contains projected financial information with respect to Origin, including with respect to certain goals and strategic initiatives of Origin and the anticipated benefits thereof. This projected financial information constitutes forward-looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to significant business, economic (including interest rate), competitive, and other risks and uncertainties. Actual results may differ materially from the results contemplated by the projected financial information contained herein and the inclusion of such projected financial information in this release should not be regarded as a representation by any person that such actions will be taken or accomplished or that the results reflected in such projected financial information with respect thereto will be achieved.

Contact:
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank
Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank

Origin Bancorp, Inc.
Selected Quarterly Financial Data
(Unaudited)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Income statement and share amounts	(Dollars in thousands, except per share amounts)
Net interest income	$92,200	$87,244	$86,694	$83,704	$82,136
Provision for credit losses	65	4,965	3,158	36,820	2,862
Noninterest income	15,393	16,795	16,736	26,128	1,368
Noninterest expense	64,412	63,797	62,823	62,028	61,983
Income before income tax expense	43,116	35,277	37,449	10,984	18,659
Income tax expense	9,270	7,584	7,933	2,361	4,012
Net income	$33,846	$27,693	$29,516	$8,623	$14,647
PTPP earnings(1)	$43,181	$40,242	$40,607	$47,804	$21,521
Basic earnings per common share	1.10	0.89	0.95	0.28	0.47
Diluted earnings per common share	1.09	0.89	0.95	0.27	0.47
Dividends declared per common share	0.25	0.15	0.15	0.15	0.15
Weighted average common shares outstanding - basic	30,848,905	30,942,565	30,964,128	31,183,092	31,192,622
Weighted average common shares outstanding - diluted	31,157,927	31,203,348	31,168,548	31,363,571	31,327,818

Balance sheet data
Total LHFI	$8,073,577	$7,864,221	$7,670,917	$7,537,099	$7,684,446
Total LHFI excluding mortgage warehouse lines of credit	7,483,871	7,341,931	7,142,136	7,064,131	7,109,698
Total assets	10,276,930	10,188,144	9,724,722	9,791,306	9,678,158
Total deposits	8,703,251	8,756,268	8,307,247	8,331,830	8,123,036
Total stockholders’ equity	1,281,057	1,260,275	1,246,685	1,214,756	1,205,769

Performance metrics and capital ratios
Yield on LHFI	6.14%	6.06%	6.22%	6.33%	6.33%
Yield on interest-earning assets	5.74	5.56	5.76	5.89	5.87
Cost of interest-bearing deposits	2.64	2.66	2.90	3.20	3.20
Cost of total deposits	1.99	2.05	2.20	2.46	2.47
NIM - fully tax equivalent ("FTE")	3.92	3.71	3.73	3.65	3.61
Return on average assets (annualized) ("ROAA")	1.35	1.11	1.19	0.35	0.60
PTPP ROAA (annualized)(1)	1.73	1.61	1.64	1.95	0.89
Return on average stockholders’ equity (annualized) ("ROAE")	10.64	8.86	9.50	2.79	4.94
Return on average tangible common equity (annualized) ("ROATCE")(1)	12.17	10.15	10.95	3.22	5.74
Book value per common share	$41.52	$40.81	$40.28	$39.23	$38.62
Tangible book value per common share (1)	36.37	35.61	35.04	33.95	33.33
Efficiency ratio(2)	59.87%	61.32%	60.74%	56.48%	74.23%
Common equity tier 1 to risk-weighted assets(3)	13.42	13.60	13.54	13.59	13.47
Tier 1 capital to risk-weighted assets(3)	13.60	13.79	13.73	13.79	13.67
Total capital to risk-weighted assets(3)	14.76	14.99	14.91	15.90	15.68
Tier 1 leverage ratio(3)	12.05	11.74	11.86	11.69	11.70
__________________________
(1)PTPP earnings, PTPP ROAA, ROATCE and tangible book value per common share are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their most directly comparable GAAP measures, please see the last few pages of this release.
(2)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.
(3)Ratios are calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve Board. June 30, 2026 ratios are estimated.

Origin Bancorp, Inc.
Selected Year-To-Date Financial Data
(Unaudited)

	Six Months Ended June 30,
(Dollars in thousands, except per share amounts)	2026	2025

Income statement and share amounts
Net interest income	$179,444	$160,595
Provision for credit losses	5,030	6,306
Noninterest income	32,188	16,970
Noninterest expense	128,209	124,051
Income before income tax expense	78,393	47,208
Income tax expense	16,854	10,150
Net income	$61,539	$37,058
PTPP earnings(1)	$83,423	$53,514
Basic earnings per common share	1.99	1.19
Diluted earnings per common share	1.97	1.18
Dividends declared per common share	0.40	0.30
Weighted average common shares outstanding - basic	30,895,477	31,199,151
Weighted average common shares outstanding - diluted	31,199,987	31,375,804

Performance metrics
Yield on LHFI	6.10%	6.33%
Yield on interest-earning assets	5.65	5.83
Cost of interest-bearing deposits	2.65	3.21
Cost of total deposits	2.02	2.49
NIM-FTE	3.82	3.52
ROAA (annualized)	1.23	0.77
PTPP ROAA (annualized)(1)	1.67	1.11
ROAE (annualized)	9.76	6.34
ROATCE (annualized)(1)	11.17	7.38
Efficiency ratio(2)	60.58	69.86
____________________________
(1)PTPP earnings, PTPP ROAA, and ROATCE are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their most directly comparable GAAP measures, please see the last few pages of this release.
(2)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.

Origin Bancorp, Inc.
Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Interest and dividend income	(Dollars in thousands, except per share amounts)
Interest and fees on loans	$121,857	$114,161	$119,282	$120,096	$121,239
Investment securities-taxable	9,039	8,776	8,991	8,767	7,692
Investment securities-nontaxable	1,517	1,486	1,487	1,523	1,425
Interest and dividend income on assets held in other financial institutions	3,310	6,873	4,884	5,753	4,281
Total interest and dividend income	135,723	131,296	134,644	136,139	134,637
Interest expense
Interest-bearing deposits	42,001	43,702	46,510	51,026	50,152
FHLB advances and other borrowings	1,283	111	102	273	1,216
Subordinated indebtedness	239	239	1,338	1,136	1,133
Total interest expense	43,523	44,052	47,950	52,435	52,501
Net interest income	92,200	87,244	86,694	83,704	82,136
Provision for credit losses	65	4,965	3,158	36,820	2,862
Net interest income after provision for credit losses	92,135	82,279	83,536	46,884	79,274
Noninterest income
Insurance commission and fee income	6,883	9,597	5,931	6,598	6,661
Service charges and fees	5,334	4,951	5,043	4,965	4,927
Other fee income	2,321	2,295	2,128	2,262	2,809
Mortgage banking revenue	848	563	680	726	1,369
Swap fee income	32	54	58	1,387	1,435
Change in fair value of equity investments	—	—	—	6,972	—
Gain (loss) on sales of securities, net	1	—	—	—	(14,448)
Equity method investment (loss) income	(612)	(1,517)	1,859	550	(1,909)
Other income	586	852	1,037	2,668	524
Total noninterest income	15,393	16,795	16,736	26,128	1,368
Noninterest expense
Salaries and employee benefits	40,374	38,397	37,015	37,863	38,280
Occupancy and equipment, net	7,201	6,984	6,961	7,079	7,187
Data processing	3,738	4,050	3,672	3,526	3,432
Office and operations	3,174	2,937	3,243	3,184	3,337
Professional services	1,809	2,649	2,703	1,395	1,285
Intangible asset amortization	1,484	1,485	1,499	1,583	1,768
Electronic banking	935	1,442	1,545	1,470	1,359
Advertising and marketing	1,650	1,360	1,746	1,524	1,158
Regulatory assessments	1,364	1,335	1,528	1,269	1,345
Loan-related expenses	1,045	895	787	979	669
Other expenses	1,638	2,263	2,124	2,156	2,163
Total noninterest expense	64,412	63,797	62,823	62,028	61,983
Income before income tax expense	43,116	35,277	37,449	10,984	18,659
Income tax expense	9,270	7,584	7,933	2,361	4,012
Net income	$33,846	$27,693	$29,516	$8,623	$14,647

Origin Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Assets
Cash and due from banks	$87,315	$90,641	$73,122	$94,062	$113,918
Interest-bearing deposits in banks	459,216	575,562	351,095	532,847	220,193
Total cash and cash equivalents	546,531	666,203	424,217	626,909	334,111
Securities:
AFS	1,142,223	1,151,402	1,117,176	1,104,789	1,126,721
Held to maturity, net of allowance for credit losses	10,557	10,557	10,559	10,559	11,093
Securities carried at fair value through income	5,872	6,197	6,215	6,203	6,218
Total securities	1,158,652	1,168,156	1,133,950	1,121,551	1,144,032
Non-marketable equity securities held in other financial institutions	37,662	31,193	31,069	31,041	75,181
Equity method investments	63,141	66,091	67,502	65,643	15,863
Loans held for sale	1,146	2,935	1,032	312	8,878
LHFI	8,073,577	7,864,221	7,670,917	7,537,099	7,684,446
Less: ALCL	98,188	99,015	96,782	96,259	92,426
LHFI, net of ALCL	7,975,389	7,765,206	7,574,135	7,440,840	7,592,020
Premises and equipment, net	133,783	126,916	124,249	122,899	122,618
Cash surrender value of bank-owned life insurance	42,215	41,968	41,726	41,478	41,265
Goodwill	128,679	128,679	128,679	128,679	128,679
Other intangible assets, net	30,393	31,877	33,362	34,861	36,444
Accrued interest receivable and other assets	159,339	158,920	164,801	177,093	179,067
Total assets	$10,276,930	$10,188,144	$9,724,722	$9,791,306	$9,678,158
Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,260,015	$2,062,982	$1,979,875	$2,000,324	$1,841,684
Interest-bearing deposits excluding brokered interest-bearing deposits, if any	5,684,879	5,895,932	5,497,920	5,516,821	5,450,710
Time deposits	758,357	797,354	829,452	814,685	805,642
Brokered deposits	—	—	—	—	25,000
Total deposits	8,703,251	8,756,268	8,307,247	8,331,830	8,123,036
FHLB advances and other borrowings	136,878	12,609	19,050	12,790	127,843
Subordinated indebtedness	16,594	16,569	16,544	89,715	89,657
Accrued expenses and other liabilities	139,150	142,423	135,196	142,215	131,853
Total liabilities	8,995,873	8,927,869	8,478,037	8,576,550	8,472,389
Stockholders’ equity:
Common stock	154,252	154,397	154,762	154,839	156,124
Additional paid-in capital	530,959	532,773	533,541	532,975	537,819
Retained earnings	656,674	633,949	612,523	588,106	585,387
Accumulated other comprehensive loss	(60,828)	(60,844)	(54,141)	(61,164)	(73,561)
Total stockholders’ equity	1,281,057	1,260,275	1,246,685	1,214,756	1,205,769
Total liabilities and stockholders’ equity	$10,276,930	$10,188,144	$9,724,722	$9,791,306	$9,678,158

Origin Bancorp, Inc.
Loan Data
(Unaudited)

	At and For the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

LHFI	(Dollars in thousands)
Owner-occupied commercial real estate	$1,048,534	$999,440	$1,004,801	$986,859	$972,788
Non-owner-occupied commercial real estate	1,583,170	1,511,138	1,519,104	1,520,020	1,455,771
Construction/land/land development	698,610	641,273	611,220	615,778	653,748
Single-family residential real estate	1,425,285	1,442,792	1,444,611	1,460,696	1,465,535
Multifamily residential real estate	568,445	555,527	553,149	540,601	529,899
Total real estate loans	5,324,044	5,150,170	5,132,885	5,123,954	5,077,741
Commercial and industrial	2,141,623	2,173,126	1,989,218	1,919,782	2,011,178
Mortgage warehouse lines of credit	589,706	522,290	528,781	472,968	574,748
Consumer	18,204	18,635	20,033	20,395	20,779
Total LHFI	8,073,577	7,864,221	7,670,917	7,537,099	7,684,446
Less: ALCL	98,188	99,015	96,782	96,259	92,426
LHFI, net	$7,975,389	$7,765,206	$7,574,135	$7,440,840	$7,592,020

Nonperforming assets(1)
Nonperforming LHFI
Commercial real estate	$15,479	$19,891	$13,212	$11,736	$12,814
Construction/land/land development	16,365	19,427	16,388	17,047	17,720
Single-family residential real estate	35,595	37,809	39,480	41,964	35,592
Multifamily residential real estate	—	—	—	2,404	2,404
Commercial and industrial	11,015	10,074	11,919	15,043	16,655
Consumer	68	65	185	88	130
Total nonperforming LHFI	78,522	87,266	81,184	88,282	85,315
Other real estate owned/repossessed assets	759	1,007	694	577	1,991
Total nonperforming assets	$79,281	$88,273	$81,878	$88,859	$87,306
Classified assets	$144,410	$154,599	$148,322	$138,910	$129,628
Past due 30 to 89 days and still accruing	5,203	17,624	14,764	7,739	12,495

Allowance for loan credit losses
Balance at beginning of period	$99,015	$96,782	$96,259	$92,426	$92,011
Provision for loan credit losses	(373)	5,010	3,693	35,216	2,715
Loans charged off	2,496	3,963	4,328	32,206	3,700
Loan recoveries	2,042	1,186	1,158	823	1,400
Net charge-offs	454	2,777	3,170	31,383	2,300
Balance at end of period	$98,188	$99,015	$96,782	$96,259	$92,426

Origin Bancorp, Inc.
Loan Data - Continued
(Unaudited)

	At and For the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Credit quality ratios
Total nonperforming assets to total assets	0.77%	0.87%	0.84%	0.91%	0.90%
Total nonperforming assets to loans & OREO	0.98	1.12	1.07	1.18	1.14
Nonperforming LHFI to LHFI	0.97	1.11	1.06	1.17	1.11
Past due 30 to 89 days and still accruing to LHFI	0.06	0.22	0.19	0.10	0.16
ALCL to nonperforming LHFI	125.05	113.46	119.21	109.04	108.33
ALCL to total LHFI	1.22	1.26	1.26	1.28	1.20
ALCL to total LHFI excl. mortgage warehouse lines of credit (2)	1.30	1.34	1.34	1.35	1.29
Net charge-offs to total average LHFI (annualized)	0.02	0.15	0.17	1.65	0.12
____________________________
(1)Nonperforming assets consist of nonperforming/nonaccrual loans and property acquired through foreclosures or repossession, as well as bank-owned property not in use and listed for sale, if any.
(2)The ALCL to total LHFI excl. mortgage warehouse lines of credit, is calculated by excluding the ALCL for mortgage warehouse lines of credit loans from the total LHFI ALCL in the numerator and excluding the mortgage warehouse lines of credit loans from the LHFI in the denominator. Due to their low-risk profile, mortgage warehouse lines of credit loans require a disproportionately low allocation of the ALCL.

Origin Bancorp, Inc.
Average Balances and Yields/Rates
(Unaudited)

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average Balance	Income/Expense	Yield/Rate(1)	Average Balance	Income/Expense	Yield/Rate(1)	Average Balance	Income/Expense	Yield/Rate(1)

Assets	(Dollars in thousands)
Commercial real estate	$2,563,643	$37,196	5.82%	$2,506,193	$35,222	5.70%	$2,407,632	$34,668	5.78%
Construction/land/land development	675,151	11,603	6.89	628,332	10,402	6.71	739,601	12,759	6.92
Single-family residential real estate	1,428,511	19,627	5.51	1,448,774	19,765	5.53	1,462,025	19,904	5.46
Multifamily residential real estate	572,052	8,688	6.09	549,475	8,104	5.98	493,397	7,478	6.08
Commercial and industrial ("C&I")	2,212,814	36,675	6.65	2,076,837	33,910	6.62	2,068,175	37,619	7.30
Mortgage warehouse lines of credit	483,340	7,685	6.38	406,072	6,389	6.38	480,587	8,217	6.86
Consumer	19,158	351	7.35	19,823	345	7.06	21,851	397	7.29
LHFI	7,954,669	121,825	6.14	7,635,506	114,137	6.06	7,673,268	121,042	6.33
Loans held for sale	2,161	32	5.94	1,712	24	5.69	11,422	197	6.92
Loans receivable	7,956,830	121,857	6.14	7,637,218	114,161	6.06	7,684,690	121,239	6.33
Investment securities-taxable	992,478	9,039	3.65	1,017,777	8,776	3.50	980,430	7,692	3.15
Investment securities-nontaxable	185,851	1,517	3.27	183,691	1,486	3.28	175,101	1,425	3.26
Non-marketable equity securities held in other financial institutions	39,526	392	3.98	31,112	399	5.20	77,240	1,277	6.63
Interest-earning balances due from banks	309,510	2,918	3.78	713,959	6,474	3.68	276,372	3,004	4.36
Total interest-earning assets	9,484,195	135,723	5.74	9,583,757	131,296	5.56	9,193,833	134,637	5.87
Noninterest-earning assets	555,512			542,734			522,090
Total assets	$10,039,707			$10,126,491			$9,715,923

Liabilities and Stockholders’ Equity
Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$1,892,759	$11,051	2.34%	$2,068,810	$11,901	2.33%	$1,888,173	$13,634	2.90%
Money market deposits	3,420,399	24,491	2.87	3,487,443	24,783	2.88	3,196,349	27,752	3.48
Savings deposits	304,088	866	1.14	301,161	852	1.15	324,835	1,304	1.61
Savings and interest-bearing transaction accounts	5,617,246	36,408	2.60	5,857,414	37,536	2.60	5,409,357	42,690	3.17
Time deposits	765,794	5,593	2.93	811,939	6,166	3.08	868,703	7,462	3.45
Total interest-bearing deposits	6,383,040	42,001	2.64	6,669,353	43,702	2.66	6,278,060	50,152	3.20
FHLB advances and other borrowings	140,897	1,283	3.65	16,434	111	2.74	111,951	1,216	4.36
Subordinated indebtedness	16,582	239	5.78	16,558	239	5.85	89,633	1,133	5.07
Total interest-bearing liabilities	6,540,519	43,523	2.67	6,702,345	44,052	2.67	6,479,644	52,501	3.25
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,080,382			1,978,098			1,881,301
Other liabilities	143,422			178,160			164,647
Total liabilities	8,764,323			8,858,603			8,525,592
Stockholders’ Equity	1,275,384			1,267,888			1,190,331
Total liabilities and stockholders’ equity	$10,039,707			$10,126,491			$9,715,923
Net interest spread			3.07%			2.89%			2.62%
NIM		$92,200	3.90		$87,244	3.69		$82,136	3.58
NIM-FTE(2)		$92,668	3.92		$87,748	3.71		$82,636	3.61
____________________________
(1)Yields/Rates are calculated on an actual/actual day count basis.
(2)In order to present pre-tax income and resulting yields on tax-exempt investments comparable to those on taxable investments, a tax-equivalent adjustment has been computed. This adjustment also includes income tax credits received on Qualified School Construction Bonds.

Origin Bancorp, Inc.
Notable Items
(Unaudited)

	At and For the Three Months Ended
	June 30, 2026		March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025
	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)

	(Dollars in thousands, except per share amounts)
Notable interest income items:
Interest income reversal related to borrower fraud	$—	$—	$—	$—	$—	$—	$(206)	$(0.01)	$—	$—
Notable interest expense items:
OID amortization - subordinated debenture redemption	—	—	—	—	(783)	(0.02)	—	—	—	—
Notable provision expense items:
Provision release (expense) on relationships related to or impacted by questioned banker activity	18	—	—	—	(10)	—	(1,670)	(0.04)	—	—
Provision expense related to borrower fraud	—	—	—	—	(13)	—	(29,545)	(0.74)	—	—
Notable noninterest income items(2):
Gain (loss) on sales of securities, net	1	—	—	—	—	—	—	—	(14,448)	(0.36)
Positive valuation adjustment on non-marketable equity securities	—	—	—	—	—	—	6,972	0.18	—	—
Net loss on OREO properties(2)	—	—	—	—	—	—	—	—	(158)	—
Insurance recovery income related to questioned banker activity	—	—	438	0.01	483	0.01	2,077	0.05	—	—
Notable noninterest expense items:
Operating benefit (expense) related to questioned banker activity	325	0.01	(542)	(0.01)	(698)	(0.02)	(112)	—	(530)	(0.01)
Operating expense related to strategic Optimize Origin initiatives(4)	—	—	—	—	(51)	—	(577)	(0.01)	(428)	(0.01)
Operating expense related to borrower fraud	(458)	(0.01)	(473)	(0.01)	(587)	(0.01)	(285)	(0.01)	—	—
Total notable items	$(114)	—	$(577)	(0.01)	$(1,659)	(0.04)	$(23,346)	(0.59)	$(15,564)	(0.39)
____________________________
(1)The diluted EPS impact is calculated using a 21% effective tax rate. The total of the diluted EPS impact of each individual line item may not equal the calculated diluted EPS impact on the total notable items due to rounding.
(2)The $158,000 net loss on OREO properties for the quarter ended June 30, 2025, includes an $8,000 insurance settlement recovery that was included in noninterest income on the face of the income statement and $3,000 in repair costs that was included in noninterest expense.
(3)The $325,000 operating net benefit related to questioned banker activity for the quarter ended June 30, 2026, includes a $389,000 release of litigation reserve.
(4)Operating expenses related to strategic Optimize Origin initiatives are expected to be immaterial and, accordingly, will no longer be separately tracked beginning with the quarter ended March 31, 2026. The $51,000 and $577,000 operating expenses related to strategic Optimize Origin initiatives for the quarters ended December 31, 2025, and September 30, 2025, includes sub-lease income of $40,000 and $27,000, respectively, that were included in noninterest income on the face of the income statement.

Origin Bancorp, Inc.
Notable Items - Continued
(Unaudited)

	Six Months Ended June 30,
	2026		2025
	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)

	(Dollars in thousands, except per share amounts)
Notable interest expense items:
OID amortization - subordinated debenture redemption	$—	$—	$(681)	$(0.02)
Notable provision expense items:
Provision release on relationships related to or impacted by questioned banker activity	18	—	375	0.01
Notable noninterest income items:
Gain (loss) on sales of securities, net	1	—	(14,448)	(0.36)
Net loss on OREO properties(2)	—	—	(370)	(0.01)
BOLI payout	—	—	208	0.01
Insurance recovery income related to questioned banker activity	438	0.01	—	—
Notable noninterest expense items:
Operating expense related to questioned banker activity(3)	(217)	(0.01)	(1,073)	(0.03)
Operating expense related to strategic Optimize Origin initiatives(4)	—	—	(2,043)	(0.05)
Operating expense related to borrower fraud	(931)	(0.02)	—	—
Employee Retention Credit	—	—	213	0.01
Total notable items	$(691)	(0.02)	$(17,819)	(0.45)
____________________________
(1)The diluted EPS impact is calculated using a 21% effective tax rate. The total of the diluted EPS impact of each individual line item may not equal the calculated diluted EPS impact on the total notable items due to rounding.
(2)The $370,000 net loss on OREO properties for the six months ended June 30, 2025, includes a $452,000 insurance settlement recovery that was included in noninterest income on the face of the income statement and a $151,000 repair cost that was included in noninterest expense.
(3)The $217,000 operating expense related to questioned banker activity for the six months ended June 30, 2026, includes a $389,000 release of litigation reserve.
(4)Operating expenses related to strategic Optimize Origin initiatives are expected to be immaterial and accordingly, will no longer be separately tracked beginning with the quarter ended March 31, 2026.

Origin Bancorp, Inc.
Non-GAAP Financial Measures
(Unaudited)

	At and For the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

	(Dollars in thousands, except per share amounts)
Calculation of PTPP earnings:
Net income	$33,846	$27,693	$29,516	$8,623	$14,647
Provision for credit losses	65	4,965	3,158	36,820	2,862
Income tax expense	9,270	7,584	7,933	2,361	4,012
PTPP earnings (non-GAAP)	$43,181	$40,242	$40,607	$47,804	$21,521

Calculation of PTPP ROAA:
PTPP earnings	$43,181	$40,242	$40,607	$47,804	$21,521
Divided by number of days in the quarter	91	90	92	92	91
Multiplied by the number of days in the year	365	365	365	365	365
PTPP earnings, annualized	$173,199	$163,204	$161,104	$189,657	$86,320
Divided by total average assets	10,039,707	10,126,491	9,829,752	9,727,414	9,715,923
ROAA (annualized) (GAAP)	1.35%	1.11%	1.19%	0.35%	0.60%
PTPP ROAA (annualized) (non-GAAP)	1.73	1.61	1.64	1.95	0.89

Calculation of tangible book value per common share:
Total common stockholders’ equity	$1,281,057	$1,260,275	$1,246,685	$1,214,756	$1,205,769
Goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)
Other intangible assets, net	(30,393)	(31,877)	(33,362)	(34,861)	(36,444)
Tangible common equity	1,121,985	1,099,719	1,084,644	1,051,216	1,040,646
Divided by common shares outstanding at the end of the period	30,850,397	30,879,462	30,952,428	30,967,768	31,224,718
Book value per common share (GAAP)	$41.52	$40.81	$40.28	$39.23	$38.62
Tangible book value per common share (non-GAAP)	36.37	35.61	35.04	33.95	33.33

Calculation of ROATCE:
Net income	$33,846	$27,693	$29,516	$8,623	$14,647
Divided by number of days in the quarter	91	90	92	92	91
Multiplied by number of days in the year	365	365	365	365	365
Annualized net income	$135,756	$112,311	$117,102	$34,211	$58,749

Total average common stockholders’ equity	$1,275,384	$1,267,888	$1,232,878	$1,227,431	$1,190,331
Average goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)
Average other intangible assets, net	(31,142)	(32,679)	(34,293)	(35,741)	(37,459)
Average tangible common equity	1,115,563	1,106,530	1,069,906	1,063,011	1,024,193

ROAE (annualized) (GAAP)	10.64%	8.86%	9.50%	2.79%	4.94%
ROATCE (annualized) (non-GAAP)	12.17	10.15	10.95	3.22	5.74

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	Six Months Ended June 30,
	2026	2025

	(Dollars in thousands, except per share amounts)
Calculation of PTPP earnings:
Net income	$61,539	$37,058
Provision for credit losses	5,030	6,306
Income tax expense	16,854	10,150
PTPP earnings (non-GAAP)	$83,423	$53,514

Calculation of PTPP ROAA:
PTPP Earnings	$83,423	$53,514
Divided by the year-to-date number of days	181	181
Multiplied by number of days in the year	365	365
Annualized PTPP Earnings	$168,229	$107,915

Total average assets	$10,082,859	$9,761,814

ROAA(annualized)(GAAP)	1.23%	0.77%
PTPP ROAA(annualized)(non-GAAP)	1.67	1.11

Calculation of ROATCE:
Net income	$61,539	$37,058
Divided by the year-to-date number of days	181	181
Multiplied by number of days in the year	365	365
Annualized net income	$124,098	$74,730

Total average common stockholders’ equity	$1,271,657	$1,178,605
Average goodwill	(128,679)	(128,679)
Average other intangible assets, net	(31,906)	(37,854)
Average tangible common equity	1,111,072	1,012,072

ROAE(annualized)(GAAP)	9.76%	6.34%
ROATCE(annualized)(non-GAAP)	11.17	7.38